Exhibit 3.1.2

                          CERTIFICATE OF INCORPORATION

                                       OF

                              MDLI HEALTHCARE, INC.

                Under Section 402 of the Business Corporation Law

      The undersigned, for the purpose of forming a corporation pursuant to
Section 402 of the Business Corporation Law of the State of New York, does hereby certify:

      1. The name of the corporation is MDLI Healthcare, Inc.

      2. The purposes of the corporation shall be as follows:

            (a) To perform studies, feasibility surveys and planning with respect to the development and formation of a health maintenance organization; in conjunction therewith, to accumulate, compile and analyze statistics and such other data as will promote the health, safety and welfare of the general public;

            (b) Upon obtaining a certificate of authority from the Commissioner of Health of the State of New York, to own, operate and manage a health maintenance organization, including providing or arranging for the provision of comprehensive health services, as defined in Article 44 of the Public Health Law, to an enrolled population, and to have and exercise all powers necessary and convenient to effect any and all of the foregoing purposes for which the corporation is formed, together with all of the powers now or hereafter granted to it by the State of New York; and

            (c) To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York.

      3. Notwithstanding any other provision of this certificate of incorporation to the contrary, nothing contained herein shall authorize the corporation to establish, operate, construct, lease or maintain a hospital or to provide hospital service or health related service or to operate a drug maintenance program, a certified home health agency or a hospice, or to provide a comprehensive health services plan as defined and covered by articles 28, 33, 36 and 40, respectively, of the Public Health Law, or to solicit, collect or otherwise raise or obtain any funds, contributions or grants from any source for the establishment or operation of any hospital.

      4. The office of the corporation is to be located in the County of Nassau, State of New York.

      5. The aggregate number of shares which this corporation shall have authority to issue is One Thousand (1,000) shares common stock without par value.

      6. The Secretary of State of the State of New York is hereby designated the agent of this corporation upon whom process against this corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against this corporation served upon her or him as agent of this corporation is: MDLI Healthcare, Inc., 1800 Northern Boulevard, Roslyn, New York 11576.

      IN WITNESS WHEREOF, the undersigned has executed, signed and acknowledged this Certificate of Incorporation this 14th day of December, 1994.

                                            By: /s/ James W. Lvtle
                                                -------------------------
                                                JAMES W. LYTLE
                                                Sole Incorporator
                                                Whiteman Ostennan & Hanna
                                                One Commerce Plaza
                                                Albany, New York 12260
                                                (518) 487-7600

                                 ACKNOWLEDGEMENT

STATE OF NEW YORK                  )
                                                       ss.:
COUNTY OF ALBANY                   )

      On this 14th day of December, 1994, before me personally came James W. Lytle, to me personally known and known to me to be the person described in and who executed the foregoing Certificate of Incorporation and he duly acknowledged to me that he executed the same.

                                                  /s/ Norman Ricciardi
                                                  --------------------
                                                     NOTARY PUBLIC

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                         CERTIFICATE OF INCORPORATION OF
                              MDLI HEALTHCARE, INC.

                Under Section 805 of the Business Corporation Law

      We, the undersigned, President and Secretary respectively of MDLI Healthcare, Inc., do hereby certify as follows:

      1. The name of the corporation is MDLI Healthcare, Inc. The name under which the Corporation was formed is MDLI Healthcare, Inc.

      2. The Certificate of Incorporation of MDLI Healthcare, Inc. was filed by the Department of State on June 21, 1995.

      3. (a) The Certificate of Incorporation of MDLI Healthcare, Inc. is hereby amended to provide for (i) superstatutory voting requirements for shareholder approval of the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation and the election of directors, and (ii) an increase in the aggregate number of shares of common stock the Corporation is authorized to issue from One Thousand (1000) shares of common stock without par value, to Nine Thousand (9000) shares of common stock, par value $.001 per share, consisting of Six Thousand (6000) shares of Class A Common Stock, par value $.001 par share, and Three Thousand (3000) shares of Class B Common Stock, par value $.001 per share. The foregoing amendment to the Corporation's authorized capital shall be effected as follows:

      Issued Shares: Fifty (50) issued shares of the Corporation's common stock, without par value, all shares of the Corporation heretofore being of one class, shall be changed to Six Hundred (600) issued shares of the Corporation's Class A Common Stock, par value $.00i per share, in a 12-for-i stock split.

      Unissued Shares: Four Hundred Fifty unissued shares of the Corporation s common stock, without par value, all shares of the Corporation heretofore being of one class, shall be changed to Five Thousand Four Hundred (5400) shares of Corporation's Class A Common Stock, par value $.00i per share in a 12-for-i stock split, and Five Hundred (500) unissued shares of the Corporation's common stock, without par value, all shares of the Corporation heretofore being of one class, shall be changed to Three Thousand (3000) shares of the Corporation's Class B Common Stock, par value $.00i per share, in a 6-for-i stock split. The Corporation's Certificate of Incorporation is hereby amended to reflect the foregoing superstatutory voting requirements and stock splits by deleting paragraph 5 of the Certificate of Incorporation of the Corporation in its entirety and substituting the following in lieu thereof:

            "5. (a) The aggregate number of shares which this Corporation shall have the authority to issue is Nine Thousand (9,000) shares consisting of:

            (i) 6000 shares of Class A Common Stock, par value $.001 per share (the "Class A Common Stock"); and

            (ii) 3000 shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock").

            (b) The holders of record of the Class A Common Stock, and the holders of record of the Class B Common Stock of this Corporation shall vote as a class in connection with the election of certain directors at a meeting of the shareholders of the Corporation by the following proportionate vote:

            (i) Holders of the Class A Common Stock, voting as a class, shall elect ten (10) directors (the "Class A Directors") by the affirmative vote of a majority of the issued and outstanding Class A Common Stock entitled to vote thereon.

            (ii) Holders of the Class B Common Stock, voting as a class, shall elect four (4) directors (the "Class B Directors") by the affirmative vote of a majority of the issued and outstanding Class B Common Stock entitled to vote thereon.

            (c) Holders of all classes of Common Stock of the Corporation, voting together as a class, shall elect four (4) directors by the affirmative vote of a majority of the issued and outstanding shares of all classes of Common Stock entitled to vote thereon.

            (d) Shareholder authorization of the sale, lease, exchange or other disposition of all or substantially all of the Corporation's assets shall require the affirmative vote of a least a majority of the issued and outstanding Class A Common Stock entitled to vote thereon, and the affirmative vote of at least a majority of the issued and outstanding Class B Common Stock entitled to vote thereon.

            (e) In all other matters properly before a vote of the shareholders of the Corporation, and in all other respects, the shares of Class A Common Stock and Class B Common Stock shall be identical."

      (b) The Certificate of Incorporation of MDLI Healthcare, Inc. is hereby further amended to provide for superstatutory voting requirements for Board of Director approval for:

            (i) selection, inclusion and termination of hospitals which are participating providers with the Corporation or with an independent practice association under contract to the Corporation within the Service Area, as such term is defined by regulations promulgated by the New York State Department of under Article 44 of the Public Health Law (the "Service Area");

            (ii) any amendment, modification or change to this Certificate of Incorporation or any amendment, modification or change to the bylaws of the Corporation, including, without limitation, a by-law effecting a change in the number of directors comprising the Board of Directors of the Corporation;

            (iii) any modification or change to the methodology for funding hospital risk pools;

            (iv) the issuance of additional stock of the Corporation; provided, however, that the issuance and sale of additional shares of Class A Common Stock of the Corporation solely in connection with a proposed expansion of the Service Area of the Corporation (which expansion has been approved by the board of directors of the

                  Corporation) to entities owned or controlled by office-based New York State licensed healthcare professionals who are not full-time employees of a facility or entity licensed by Articles 28 or 44 of the New York Public Health Law may be approved solely by the affirmative vote of at least a majority of the Class A Directors, and that the issuance and sale of additional shares of Class B Common Stock of the Corporation solely in connection with a proposed expansion of the Service Area of the Corporation (which expansion has been approved by the board of directors of the Corporation) to entities owned or controlled by, or affiliated with, facilities or entities licensed by Article 28 of the New York Public Health Law may be approved solely by the affirmative vote of at least a majority of the Class B Directors; and provided, further, that the foregoing provisions shall not entitle either the Class A Directors or the Class B Directors to authorize the issuance and sale of additional shares of Common Stock of the Corporation to any person or entity in the existing Service Area of the Corporation without the approval set forth in this clause (iv). Notwithstanding anything to the contrary set forth herein, at no time shall the Corporation issue and have outstanding that number of shares of Class B Common Stock that equals or exceeds fifty percent (50%) of the issued and outstanding shares of Class A Common Stock;

            (v) the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation;

            (vi) the merger or consolidation of the Corporation with another entity;

            (vii) the dissolution of the Corporation;

            (viii) the Corporation establishing a new line of business other than providing health maintenance organization services to residents of the Service Area; and

            (ix) the Corporation borrowing or making other financial arrangements, including any contracts, in excess of $1 million.

            The text of the Certificate of Incorporation is hereby amended by adding the following Paragraph 7 thereto:

            "7.   The Board of Directors of the Corporation may:

            (i) select, include and terminate hospitals which are participating providers with the Corporation or with an independent practice association under contract to the Corporation within the Service Area, as such term is defined by regulations promulgated by the

                  New York State Department of under Article 44 of the Public Health Law (the "Service Area");

            (ii) amend, modify or change this Certificate of Incorporation or amend, modify or change the by-laws of the Corporation, including, without limitation, a by-law effecting a change in the number of directors comprising the Board of Directors of the Corporation;

            (iii) modify or change the methodology for funding hospital risk pools;

            (iv) issue additional stock of the Corporation; provided, however, that the issuance and sale of additional shares of Class A Common Stock of the Corporation solely in connection with a proposed expansion of the Service Area of the Corporation (which expansion has been approved by the board of directors of the Corporation) to entities owned or controlled by office-based New York State licensed healthcare professionals who are not full-time employees of a facility or entity licensed by Articles 28 or 44 of the New York Public Health Law may be approved solely by the affirmative vote of at least a majority of the Class A Directors, and that the issuance and sale of additional shares of Class B Common Stock of the Corporation in connection with a proposed expansion of the Service Area of the Corporation (which expansion has been approved by the board of directors of the Corporation) to entities owned or controlled by, or affiliated with, facilities or entities licensed by Article 28 of the New York Public Health Law may be approved solely by the affirmative vote of at least a majority of the Class B Directors; and provided, further, that the foregoing provisions shall not entitle either the Class A Directors or the Class B Directors to authorize the issuance and sale of additional shares of Common Stock of the Corporation to any person or entity in the existing Service Area of the Corporation without the approval set forth in this clause (iv). Notwithstanding anything to the contrary set forth herein, at no time shall the Corporation issue and have outstanding that number of shares of Class B Common Stock that equals or exceeds fifty percent (50%) of the issued and outstanding shares of Class A Common Stock;

            (v) authorize the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation;

            (vi) approve the merger or consolidation of the Corporation with another entity;

            (vii) dissolve the Corporation;

            (viii) establish a new line of business other than providing health maintenance organization services to residents of the Service Area; and

            (ix) borrow or make other financial arrangements, including any contracts, in excess of $1 million;

            but only by the (A) affirmative vote of a majority of the Class A Directors, which majority must include the affirmative vote of all directors representing any geographic subdivision recognized by the New York State Department of Health in its determination of the Service Area of the Corporation, if the matter being voted upon would adversely affect such the operation of the Corporation within such geographic subdivision, and (B) the affirmative vote of a majority of the Class B Directors, which majority must include the affirmative vote of all directors representing any geographic subdivision recognized by the New York State Department of Health in its determination of the Service Area of the Corporation, if the matter being voted upon would adversely affect such the operation of the Corporation within such geographic subdivision, and (C) the affirmative vote of a majority of all directors of the Corporation. A statement of the existence of this restriction on the powers of the Board of Directors shall be conspicuously noted on the face or back of every certificate for shares of stock of the Corporation."

      4. The foregoing amendments to the Certificate of Incorporation of MDLI Healthcare, Inc. and this Certificate of Amendment to the Certificate of Incorporation of MDLI Healthcare, Inc. were authorized by the unanimous written consent of Board of Directors and by the unanimous written consent of all shareholders of the Corporation.

      IN WITNESS WHEREOF, MDLI Healthcare, Inc. has caused this Certificate of Amendment to be signed in its name by its President and Secretary this 30th day of September, 1995, and the statements contained herein are affirmed as true under penalties of perjury.

                                           MDLI HEALTHCARE, INC.

                                           By: /s/ Salvatore Caravella
                                               ----------------------------
                                               Salvatore Caravella, M.D.
                                               President

                                           By: /s/ Jeffrey Ashkin
                                               ----------------------------
                                               Jeffrey Ashkin, M.D.
                                               Secretary

                                     CONSENT

                    TO FILING A CERTIFICATE OF AMENDMENT TO A

                       CERTIFICATE OF INCORPORATION BY THE

                                  COMMISSIONER

      I, BARBARA A. DEBUONO, M.D., M.P.H., Commissioner of Health of the

      State of New York, do this 11th day of October, 1995, consent to the filing with the Secretary of State of the Certificate of Amendment to the Certificate of Incorporation of MDLI Healthcare, Inc., as executed on the 30th day of September, 1995 pursuant to Section 104(e) of the Business Corporation Law and Section 4402(2)(a) of the Public Health Law.

      This Consent shall not be construed as a certificate authorizing the corporation to operate as a health maintenance organization or to offer a comprehensive health services plan or as any finding pursuant to the requirements of Section 1403 of the Public Health Law.

                                                 /s/ Barbara A. DeBuono, MD.
                                               ---------------------------------
                                               Barbara A. DeBuono, M.D., M.P.H.
                                               Commissioner of Health

                                                                   F951013000100

                            Certificate of Amendment

                                     of the

                          Certificate of Incorporation

                                       of

                              MDLI Healthcare, Inc.

                under section 805 of the business corporation law

FILED

Oct. 13 12:34 PM '95

                                     NO TAX

                                                                        RECEIVED

                                                             Oct. 12 3:26 PM `95

                            Whiteman Osterman & Hanna
                                 P.O. Box 22016
                             Albany, New York 12201

                                                       STATE OF NEW YORK
                                                      DEPARTMENT OF STATE

                                                   FILED Oct. 13 1995

                                                   TAX$____________________

                                                   BY: /s/_________________

                                                                  F9701 14000188

                                     SECOND
                            CERTIFICATE OF AMENDMENT
                                     OF THE
                         CERTIFICATE OF INCORPORATION OF
                              MDLI HEALTHCARE, INC.

                Under Section 805 of the Business Corporation Law

      WE, undersigned, President and Secretary, respectively, of MDLI Healthcare, Inc. (the "Corporation"), do hereby certify as follows:

      1. The name of the Corporation is MDLI Healthcare, Inc. The name under which the Corporation was formed is MDLI Healthcare, Inc.

      2. The Certificate of Incorporation of MDLI Healthcare, Inc. was filed by the Department of State on June 21, 1995.

      3. The First Certificate of Amendment of the Certificate of Incorporation of MDLI Healthcare, Inc. was filed by the Department of State on October 12, 1995.

      4. The Certificate of Incorporation of MDLI Healthcare, Inc., as amended, is hereby amended such that (i) the name of the Corporation is changed to MDNY Healthcare, Inc., and (ii) the definition of the term "adversely affect" as set forth in Section 7 is expanded.

      5. The text of the Certificate of Incorporation as amended, is hereby amended by deleting the prior paragraph I in its entirety and replacing it with the following paragraph 1:

            "1. The name of the corporation is MDNY Healthcare, Inc.

      6. The text of the Certificate of Incorporation, as amended, is hereby amended by deleting the prior paragraph 7 in its entirety and replacing it with the following paragraph 7:

      "7. In the event that the Board of Directors of the Corporation:

            (i) selects, includes or terminates hospitals which are participating providers with the Corporation or with an independent practice association under contract to the Corporation within the Service Area, as such term is defined by regulations promulgated by the New York State Department of Health under Article 44 of the Public Health Law (the "Service Area");

            (ii) amends, modifies or changes this Certificate of Incorporation or amends, modifies or changes the by-laws of the Corporation, including, without limitation, a by-law effecting a change in the number of directors comprising the Board of Directors of the Corporation;

            (iii) modifies or changes the methodology for funding hospital risk pools;

            (iv) issues additional stock of the Corporation, provided, however, that the issuance and sale of additional shares of Class A Common Stock of the Corporation solely in connection with a proposed expansion of the Service Area of the Corporation (which expansion has been approved by the board of directors of the Corporation) to entities owned or controlled by office-base[d] New York State licensed healthcare professionals who are not full-time employees of a facility or entity licensed by Articles 28 or 44 of the New York Public Health Law may be approved solely by the affirmative vote of at least a majority of the Class A

      Directors, and that the issuance and sale of additional shares of Class B Common Stock of the Corporation in connection with a proposed expansion of the Service Area of the Corporation (which expansion has been approved by the board of directors of the Corporation) to entities owned or controlled by, or affiliated with, facilities or entities licensed by Article 28 of the New York Public Health Law may be approved solely by the affirmative vote of a least a majority of the Class B Directors, and provided, further, that the foregoing provisions shall not entitle either the Class A Directors or the Class B Directors to authorize the issuance and sale of additional shares of Common Stock of the Corporation to any person or entity in the existing Service Area of the Corporation without the approval set forth in this clause (iv). Notwithstanding anything to the contrary set forth herein, at no time shall the Corporation issue and have outstanding that number of shares of Class B Common Stock that equals or exceeds fifty percent (50%) of the issued and outstanding shares of Class A Common Stock;

            (v) authorizes the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation;

            (vi) approves the merger or consolidation of the Corporation with another entity;

            (vii) dissolves the Corporation;

            (viii) establishes a new line of business other than providing health maintenance organization services to residents of the Service Area; or

            (ix) borrows or makes other financial arrangements, including any contracts, in excess of $1 million;

      such action may be taken only by the (A) affirmative vote of a majority of the Class A Directors, (B) affirmative vote of a majority of the Class B Directors, and (C) affirmative vote of a majority of all directors of the Corporation. Further, in the event that any of the above defined matters adversely effect the providers of services in any specific geographic subdivision (defined, for the purpose of this provision, as a county or counties), such vote shall require the (A) unanimous affirmative vote of the Class A Directors, (B) the unanimous affirmative vote of the Class B Directors, and (C) the affirmative vote of a majority of all directors of the Corporation. For the purposes of this provision, a matter shall be deemed to "adversely affect" a geographic subdivision if the matter involves a policy, financial arrangement or other determination that would, on its face, discriminate in its application against a particular geographic subdivision such that our geographic subdivisions are treated differently and such that the providers or participants in the affected geographic subdivision were materially disadvantaged thereby. For the purpose of this provision, the consistent, non-discriminatory application of any set of quality standards or other requirements to any providers or participants in the affected geographic subdivision shall not be deemed to "adversely affect" a geographic subdivision. A statement of the existence of this restriction on the powers of the Board of Directors shall be conspicuously noted on the face or back of every certificate for shares of stock of the Corporation."

      7. The foregoing amendments to the Certificate of Incorporation of the Corporation and this Second Certificate of Amendment to the Certificate of Incorporation of the Corporation were authorized by the unanimous vote of the Board of Directors and the shareholders of the Corporation.

      IN WITNESS WHEREOF, MDLI Healthcare, Inc. has caused this Second Certificate of Amendment to be signed in its name by its President and Secretary this 21st day of October, 1996 and the statements contained herein are affirmed as true under penalties of perjury.

                                         MDLI HEALTHCARE, INC.

                                         By: /s/ Salvatore Caravella    10/21/96
                                             -----------------------------------
                                             Salvatore Caravella, M.D.
                                             President

                                         By: /s/ Jeffrey Ashkin,   10/21/96
                                             -----------------------------------
                                             Jeffrey Ashkin, M.D.
                                             Secretary

                                     CONSENT

           TO FILING AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION

                                     BY THE

                                  COMMISSIONER

      I, Ellen Anderson, Director, Office of Managed Care, as the Commissioner's designee with authority to approve amendments to certificates of incorporation of health maintenance organizations, do this 30th day of December, 1996, consent to the filing with the Secretary of State of the Amendment to the Certificate of Incorporation of MDLI Healthcare, Inc., as executed on the 21st day of October, 1996 pursuant to Section 104(e) of the Business Corporation Law and Section 4402(2)(a) of the Public Health Law and section 98.4 of Title 10 of the Official Compilation of Codes, Rules and Regulations of the State of New York.

                                                /s/ Ellen Anderson
                                              -----------------------------
                                              Ellen Anderson, Director
                                              Office of Managed Care

                                                                  F9701 14000188

                            CERTIFICATE OF AMENDMENT

                                       OF

                              MDLI HEALTHCARE, INC.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

                                                          STATE OF NEW YORK
                                                       DEPARTMENT OF STATE

                                                                1997
                                                       TAX      None
                                                          ----------------------
                                                       By:  /s/
                                                          ----------------------
                                                               NASSAU

FILED BY:
Kalkinas, Arky, Zalle Bernstein LLP
121 State Street
3rd Floor
Albany, NY 12207

                                                                    970114000196

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                            OF MDNY HEALTH CARE, INC.

                Under Section 805 of the Business Corporation Law

      The undersigned, Salvatore Caravella, MD and Amy Koreen, MD, being, respectively, the President and Secretary, of MDNY Healthcare, Inc. (the "Corporation"), do hereby certify as follows:

      1. The name of the Corporation is MDNY Healthcare, Inc. The name under which the Corporation was formed as MDLI Healthcare, Inc.

      2. The Certificate of Incorporation of the Corporation was filed by the Department of State on June 21, 1995.

      3. The Certificate of Incorporation of MDNY Healthcare, Inc., as amended, is hereby amended by deleting paragraphs 5(b) and 5(c) in their entirety and replacing them with the following new paragraphs 5(b) and 5(c):

            "(b) The holders of record of the Class A Common Stock and the holders of record of the Class B Common Stock of this Corporation shall vote as a class in any vote of the shareholders of the Corporation in connection with the election of certain directors by the following proportionate vote:

                  (i) Holders of the Class A Common Stock, voting as a class, shall elect six (6) directors (the "Class A Directors") by the affirmative vote of a majority of the issued and outstanding Class A Common Stock entitled to vote thereon.

                  (ii) Holders of the Class B Common Stock, voting as a class, shall elect three (3) directors (the "Class B Directors") by the affirmative vote of a majority of the issued and outstanding Class B Common Stock entitled to vote thereon.

            (c) Holders of all classes of Common Stock of the Corporation, voting together as a class, shall elect three (3) directors by the affirmative vote of a majority of the issued and outstanding shares of all classes of Common Stock entitled to vote thereon."

      4. The foregoing amendments to the Certificate of Incorporation of the Corporation and this Certificate of Amendment to the Certificate of Incorporation of the Corporation were authorized by a vote of the Board of Directors and the unanimous written consent of the shareholders of the Corporation.

      IN WITNESS WHEREOF, MDNY Healthcare, Inc. has caused this Certificate of Amendment to be signed in its name by its President and Secretary this _ day of 2003 and the statements contained herein are affirmed as true under penalties of perjury.

                                    MDNY HEALTHCARE, INC.

                                    By: /s/ Salvatore Caravella, M.D.
                                        ------------------------------------
                                        Salvatore Caravella, M.D.
                                                 President

                                    By: /s/ Amy Koreen, M.D.
                                        ------------------------------------
                                        Amy Koreen, M.D.
                                                 Secretary